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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                                                                                   Percentage of voting
                                                                                    securities owned by
                                                                                   its immediate parent
                                                                                   ----------------------
CPC INTERNATIONAL INC.
  (a) Subsidiaries included in the Company's
      consolidated financial statements
    United States
      Arnold Foods Company, Inc.                            -Delaware                    100.00
      Best Foods - Caribbean, Inc.                          -Delaware                    100.00
      CPC Europe (Group) Ltd.                               -Delaware                    100.00
      Entenmann's Inc. (Owned by CPC Baking
      Co., Inc., a holding company of CPC)                  -Delaware                    100.00
      Henri's Food Products Co. Inc.                        -Wisconsin                   100.00
      S.B. Thomas, Inc.                                     -New York                    100.00

    Canada
      Canada Starch Company Inc.                                                         100.00

    Europe (1)
      C.H. Knorr Nahrungsmittelfabrik Ges.mbH               -Austria                     100.00
      CPC Monda N.V./S.A.                                   -Belgium                      99.90
      CPC Foods A.S.                                        -Czech Republic               95.40
      CPC Foods A/S                                         -Denmark                     100.00
      CPC Foods OY                                          -Finland                     100.00
      CPC France S.A.                                       -France                       99.85
      CPC Maizena GmbH                                      -Germany                     100.00
      CPC (Hellas) A.B.E.E.                                 -Greece                      100.00
      CPC Benelux B.V.                                      -Holland                     100.00
      CPC Hungary RT                                        -Hungary                     100.00
      CPC Foods (Ireland) Ltd.                              -Ireland                     100.00
      CPC Italia S.P.A.                                     -Italy                        99.98
      CPC Foods A/S                                         -Norway                      100.00
      CPC Amino S.A.                                        -Poland                       99.98
      Knorr Portuguesa-Produtos Alimentares S.A.            -Portugal                    100.00
      CPC Espana, S.A.                                      -Spain                       100.00
      CPC Foods AB                                          -Sweden                      100.00
      CPC Knorr Holdings AG                                 -Switzerland                 100.00
      CPC (United Kingdom) Ltd.                             -United Kingdom              100.00

    Africa and Middle East (1)
      Israel Edible Products Ltd. "TAMI"                    -Israel                       51.00
      CPC Kenya Ltd.                                        -Kenya                       100.00
      CPC Maghreb, S.A.                                     -Morocco                      100.00
      CPC Tongaat Foods (Pty) Ltd.                          -South Africa                  50.00  (2)

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

    Latin America
      Refinerias de Maiz S.A.I.C.                           -Argentina                    100.00
      Refinacoes de Milho, Brasil Ltda.                     -Brazil                       100.00
      Industrias de Maiz y Alimentos S.A.                   -Chile                        100.00
      Industrias del Maiz S.A.                              -Colombia                     100.00
      Maizena de Costa Rica S.A.                            -Costa Rica                   100.00
      Productos de Maiz y Alimentos S.A.                    -Guatemala                    100.00
      Productos de Maiz, S.A. de C.V.                       -Mexico                       100.00
      Alimentos y Productos de Maiz, S.A.                   -Peru                          99.90
      Industrializadora de Maiz, S.A.                       -Uruguay                      100.00
      Aliven S.A.                                           -Venezuela                    100.00

    Asia
      CPC (Guangzhou) Foods Ltd. (Owned by
        CPC Asia Investments Ltd. a holding
        company of CPC)                                     -China                         80.00
      CPC/AJI (Hong Kong) Ltd.                              -Hong Kong                     50.00  (2)
      P.T. Knorr Indonesia                                  -Indonesia                    100.00
      CPC/AJI (Malaysia)  Sdn. Berhad                       -Malaysia                      50.00  (2)
      CPC Rafham Limited.                                   -Pakistan                      51.00  (1)
      California Manufacturing Co., Inc.                    -Philippines                   50.00  (2)
      CPC/AJI (Singapore) Pte. Ltd.                         -Singapore                     50.00  (2)
      CPC/AJI (Taiwan) Ltd.                                 -Taiwan                        50.00  (2)
      CPC/AJI (Thailand) Ltd.                               -Thailand                      50.00  (2)

The names of forty-five (45) domestic subsidiaries and one hundred thirty-nine
(139) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

  (b) Domestic subsidiary not consolidated:
        One (1) wholly owned subsidiary which has minor real estate holdings.

  (c) International subsidiaries not consolidated:
        Five (5) international subsidiaries of which all or a majority of the share capital is owned by the Registrant

    (d) Domestic 50% owned company
        Two (2) joint ventures in which the Registrant owns 50% interest with 50% being owned by single other interests.

    (e) International subsidiaries 50% and less not consolidated:
        One (1) company in which the Registrant owns 49% of the voting securities with 51% of such securities being held by single other interests.

--------------------

(1)      Owned by CPC Europe (Group) Ltd., or its wholly owned subsidiaries.

(2) Owned fractionally more than 50% and fully consolidated for accounting purposes.

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If the companies included in (b), (c), (d) and (e) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10% of the income of the parent and its subsidiaries on a consolidated basis.

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